                                                                   EXHIBIT 10.15

--------------------------------------------------------------------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*]". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                            DISTRIBUTION AGREEMENT

This Distribution Agreement (the "Agreement"), dated as of August 1, 1999 (the "Effective Date"), is by and between SonoSite, Inc., a corporation of the State of Washington, United States of America, having a place of business at 19807 North Creek Parkway, Suite 200, Bothell, Washington, 98011-8214, ("SonoSite"), and Olympus Optical Co. Ltd, having a place of business at 2951 Ishikawa-cho Haichioji-shi Tokyo, 192-8507 Japan (the "Distributor").

SonoSite and the Distributor agree as follows:

                                I.  DISTRIBUTION

1.0.  Appointment and Territory.  Subject to the terms and conditions in this
      -------------------------
Agreement, SonoSite appoints the Distributor as an authorized distributor for the SonoSite highly portable handheld ultrasound devices and related accessories listed in Attachment A (the "Products") in the geographic area described in Attachment A (the "Territory"). Upon written notice to and agreement of the Distributor, and subject to any necessary governmental approval for use and sales in the Territory, SonoSite may amend Attachment A from time to time, and may substitute equivalent products for Products ordered by the Distributor.

1.1.  Exclusivity.  During the term of this Agreement, subject to Distributor's
      ------------
continuing compliance with the terms and conditions of this Agreement, SonoSite will not directly or indirectly distribute the Products in the Territory. Notwithstanding the foregoing, SonoSite may directly or indirectly (including, through OEMs) distribute in the Territory products other than the Products, including, without limitation, products which contain components or technology similar or identical to that used in the Products. Notwithstanding the foregoing, throughout the term of this agreement SonoSite will not distribute in the Territory, or authorize any third party to distribute, the Products or any other highly portable ultrasound products that have features and a range of functionality that are substantially the same as the Products and that compete directly with the Products.

1.2.  Promotion.  During the term of this Agreement, the Distributor shall use
      ---------
its reasonable efforts to promote the sale of Products in the Territory, and shall maintain a sufficient number of qualified and trained sales personnel to accomplish that purpose.

1.3.  Customer Training.  The Distributor shall be responsible to train its
      -----------------
customers in the use and the operation of the Products purchased by the customers. The Distributor shall prepare reasonable quantities of sales and marketing brochures and other materials required in connection with the sale of the Products. The Distributor shall contribute [*] toward costs associated


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with translation of certain SonoSite customer education materials into the Japanese language. SonoSite shall provide two master copies (one in electronic form and one in writing) to the Distributor of such Japanese customer education materials and the Distributor may, free of charge, modify, reproduce and distribute the materials for customer education, training, and support purposes.

1.4.  Service.  The Distributor shall provide customer service (including
      -------
warranty service) for all Products within the Territory in accordance with the procedures and the standards listed in Attachment B, provided SonoSite shall, free of charge, provide the Distributor with reasonable information and support for such customer service. Schedules for new version and discontinuation of the Products, the maintenance parts and the software, if any, shall be discussed and agreed upon by the parties.

1.5.  Reports and Information.     Ninety days' prior to the date the Product is
      -----------------------
introduced by SonoSite, the Distributor shall provide to SonoSite a marketing plan and Product sales forecast which specifies the Distributor's promotional programs and activities for the Products, including programs and activities relating to trade shows, direct mails, and the like for the next twelve month period, provided that SonoSite shall provide reasonably necessary information for the Distributor to provide the marketing plan and the forecast to SonoSite one hundred and eighty (180) days' prior to the date the Product is introduced by SonoSite. In addition, each month during the term of this Agreement, the Distributor shall provide to SonoSite a detailed twelve month sales forecast by Product for each Product available from SonoSite, along with a statement of the number of Products then in the Distributor's inventory. Further, upon request from SonoSite, the Distributor will provide reasonable market data, if requested, (including, without limitation, sales by region, sales by clinical segment, and other market segment data) to SonoSite.

The Distributor shall maintain records of its sales of Products for at least two years after the date of the sale. Further, the Distributor shall regularly report to SonoSite any customer complaints received by the Distributor related to the Products.

1.6.  Training.  SonoSite shall provide a reasonable number of sales, repair and
      --------
maintenance training sessions for the Distributor's employees at a mutually agreed upon location. The Distributor shall be responsible for the travel, lodging, and personal expenses of its employees attending any training sessions.

1.7.  Recalls or Mandatory Upgrades.  SonoSite shall be responsible, including
      -----------------------------
any costs, for any voluntary or mandatory recall of the Products by any governmental entity. In the event of a recall of the Products, pursuant to any U.S. Food and Drug Administration ("FDA") or other governmental action (including, without limitation, any Product recall), upon notice from SonoSite the Distributor shall furnish to SonoSite a list of its Product customers including the customer name and address, the customer point of contact, the customer telephone and facsimile numbers, Product serial number and Product installation date, software revision level or upgrade level, and any other reasonable Product and customer information requested by SonoSite in connection with such FDA or other governmental action. Further, the Distributor shall furnish to SonoSite all other necessary customer records, and shall otherwise fully cooperate with SonoSite and render to SonoSite such assistance as SonoSite may reasonably request.

1.8.  Governmental Approvals. The Distributor shall use its best efforts (but no
      ----------------------
less than commercially reasonable efforts) to obtain and maintain (at its expense) all licenses, permits, and other governmental approvals necessary to sell the Products in the Territory in accordance with this Agreement (the "Permits"). To the extent possible any Permits should be granted in the name of SonoSite, such Permits should be applied for by Distributor and granted in the name of SonoSite. At Distributor's request, SonoSite shall use its best efforts (but no less than commercially reasonable efforts) to provide, free of charge, Distributor with reasonable assistance in the application for any Product Permit, provided, if the expense at SonoSite becomes or is expected to be substantial, the parties will discuss on the reasonable and fair share of the cost between the parties. If required by local law, the Distributor shall register this Agreement with the applicable governmental authorities in each state within the Territory. Upon the expiration or the termination of this Agreement, the Distributor will provide SonoSite with a copy of all Permits and the submission papers that the Distributor used to apply for such Permits to the extent available to the Distributor, and will take all necessary and reasonably feasible action to support SonoSite to the extent available to the Distributor, in obtaining timely, the necessary governmental approvals to sell the Products in the Territory.

1.9.  Compliance.  Throughout the term of this Agreement, SonoSite and the
      ----------
Distributor will comply with all applicable laws, regulations, rules, orders and other requirements, now or hereafter in effect, of any governmental authority having jurisdiction. Without limiting the generality of the foregoing, the Distributor will comply with the following:

      1.9.1.  Export Control Laws.  Since the Products contain technology
              --------------------
developed within the United States of America, the Distributor shall not re-export, directly or indirectly, any Products from the Territory without first complying with all applicable export laws and regulations, including, where applicable, obtaining the required validated export license from the United States Department of Commerce, with SonoSite's reasonable cooperation.

      1.9.2.  Foreign Corrupt Practices.  The Distributor understands that the
              -------------------------
United States Foreign Corrupt Practices Act prohibits SonoSite or its distributors (including the Distributor) from making, offering, or agreeing to offer anything of value to any government official, political party, or candidate for political office to assist SonoSite to obtain or retain business, including, without limitation, to sell any Product. The Act also prohibits SonoSite or its distributors (including the Distributor) from offering anything of value to another person knowing that the person will make an offer to a governmental official, political party, or candidate for political office to assist SonoSite to obtain or retain business including, without limitation, to sell any Product.

During the term of this Agreement, the Distributor will not offer anything of value to any government official, political party, or candidate for political office to assist SonoSite to obtain or retain business or to sell any Product. In addition, during the term of this Agreement, the Distributor will not offer anything of value to another person knowing that the person will make an offer to a governmental official, political party, or candidate for political office to assist SonoSite to obtain or retain business or to sell any Product.

      1.9.3.  ISO Compliance.  In the event the Territory includes any country
              --------------
adopting the International Standards Organization 9002 standards (or any successor thereto), the Distributor shall be in compliance with the standards applicable to the Distributor's activities under this Agreement in such country and at the date the standards become effective, and shall furnish proof to SonoSite that the Distributor is in compliance. The Distributor's failure to comply with the provisions of this section shall give SonoSite the right to sell and service the Products in the Territory directly or through a third party, and the right to terminate this Agreement upon notice to the Distributor.

1.10.  Indemnification.  The Distributor shall defend and indemnify SonoSite
       ---------------
against any third party claim, demand, action, proceeding, investigation, loss, liability, cost, and expense including, without limitation, reasonable attorneys' fees and fees incurred in any appeals related thereto, arising out of or related to the Distributor's breach of any of the warranties, covenants, or obligations of this Agreement. The indemnity shall survive the expiration or termination of this Agreement.



                           II.  PURCHASE OF PRODUCTS

2.0.   Prices.  The Distributor shall purchase Products ordered and accepted
       ------
under the terms of this Agreement at the prices set forth in Attachment A. All prices shall be in U.S. Dollars, Ex-Works SonoSite's United States manufacturing facility or FCA Seattle, 1990 INCOTERMS, as specified in the applicable purchase order. The prices do not include sales, excise, value-added, or other taxes or duties, or, in case of Ex-Works, freight, insurance, and other charges incurred in shipping the Products to the Distributor, all of which shall remain the responsibility of the Distributor.

2.1.  Payment.  During the term of this Agreement, SonoSite will extend to the
      -------
Distributor an [*] Distributor's receipt of the applicable Products by wire transfer to SonoSite's bank account designated by SonoSite, in the amount of [*]. If, at any time during the term of this Agreement, the Distributor fails to timely pay amounts owing to SonoSite hereunder, SonoSite may, upon notice to the Distributor, require that (i) all payments for Product orders be made in U.S. Dollars by the use of an irrevocable letter of credit (a "LC"), and (ii) all amounts then past due be paid prior to the shipment of any additional Products. In the event that SonoSite requires an LC, the LC shall be for the benefit of SonoSite, and shall comply with the terms and conditions listed in Attachment C. If the Distributor requests that shipment be made other than Ex-Works SonoSite's United States manufacturing facility, the LC must be drawn in an amount sufficient to pay for any additional shipping costs.

During the term of this Agreement, SonoSite may extend the Distributor an open account credit in an amount to be determined by SonoSite. Once the open account credit has been reached, SonoSite may require payment in cash, or by LC in the full amount of the purchase price of the Products to be shipped. Upon notice to the Distributor, SonoSite shall have the right to eliminate the Distributor's credit line, and to require a LC as described above.

2.2.  Minimum Purchases.  During the term of this Agreement, the Distributor
      -----------------
shall purchase the minimum number of Products as specified in Attachment D (the "Minimum Purchases"). A Product must be scheduled for shipment no later than the twentieth day of the twelfth month ("Accounting month") following the month when such Product is approved to be sold in the market in the Territory and each corresponding month of each year during the term of this Agreement (Last Order
Date) in accordance with SonoSite's standard lead time requirements to be counted toward the Minimum Purchases. If by the Last Order Date of any year of the term the Distributor has not purchased a number of Products equal to the Minimum Purchases, the Distributor shall pay SonoSite an amount equal to the difference between the Minimum Purchases and the number of Products actually purchased by the Distributor during such year multiplied by the price of the Products (as set forth in Attachment A) (the "Shortfall"). Distributor will pay to SonoSite any Shortfall within ten (ten) days after the end of the end of the year of the term in which such Shortfall accrued. Any Shortfall amounts paid to SonoSite will be credited to Distributor against the cost of Product purchases in excess of the Minimum Purchases in following years. Shortfall amounts, if any, will be deemed cumulative throughout the term of this Agreement provided that SonoSite will have no obligation to return any Shortfall amounts to Distributor even if there are any unexhausted Shortfalls at the termination or expiration of this Agreement.

2.3.  Purchase of Demo Products.  The Distributor shall purchase (at the prices
      -------------------------
in Attachment A) and maintain the minimum number of demonstration Products


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

("Demo Products") listed in Attachment D.  Demo Products purchased shall be
included in calculating Minimum Purchases.   Demo Products may be sold by the
Distributor when it orders substitute Demo Products.

2.4.  Inventory/Replacement Products.  During the term of this Agreement, the
      ------------------------------
Distributor shall maintain the minimum number of Products and replacement Products listed in Attachment D.



                           III.  ORDERS AND DELIVERY

3.0.  Product Availability.  The Distributor understands that the first Product
      --------------------
is expected to be available for delivery by SonoSite in the fourth calendar quarter of 1999. Should the parties agree to add products to the list of Products for distribution under this Agreement then as soon as practical SonoSite shall deliver to Distributor an evaluation prototype for such Product. The Distributor shall have the right to evaluate the prototype Product and shall have fifteen days following the date the evaluation Products are delivered to the Distributor to upon notice to SonoSite remove such products from the list of Products authorized for distribution under this agreement.

3.1.  Orders.  The Distributor shall submit to SonoSite purchase orders for all
      -------
Products ordered. All purchase orders shall be subject to acceptance by SonoSite, orally, by electronic transmission, in writing, by shipment of the Products subject to the order, or other method expressly indicating acceptance. SonoSite shall not be bound by, and specifically objects to, any term, condition, or other provision in the purchase order, whether or not materially altering the provisions of this Agreement, which is different from or in addition to the provisions of this Agreement, unless SonoSite specifically agrees to the provision in writing. All purchase orders shall be submitted to SonoSite in a paperless format by an electronic transmission modality established by SonoSite.

3.2.  Delivery/Acceptance.  SonoSite will use good faith efforts to ship the
      -------------------
Products within ninety days after its acceptance of the purchase order. Unless otherwise agreed, all shipments shall be made by air freight where feasible in SonoSite's reasonable judgment. The Distributor shall promptly inspect the Products, and either accept or reject the Products upon receipt. The Distributor will be deemed to have accepted the Products unless the Distributor gives SonoSite notice of rejection within thirty days after the Products are received by the Distributor.

3.3.  Title and Risk of Loss.  Except as otherwise agreed by the parties, title
      ----------------------
to and the risk of loss, damage or casualty to the Products purchased under this

Agreement shall pass to the Distributor at the time the Products are delivered to a common carrier at SonoSite's United States manufacturing facility.


                   IV.  WARRANTY, REMEDY, AND INDEMNIFICATION

4.0.  Warranty.  SonoSite warrants that the Products shall be free from defects
      --------
in material and workmanship for fourteen months from the date of receipt of the Products by Distributor.. For spare parts, add-ons, upgrade packages, factory-rebuilt subassemblies (not under original equipment warranty), software updates or corrections, the warranty is ninety days from the date of receipt by Distributor unless otherwise agreed in writing by SonoSite. All warranties are conditioned upon SonoSite's receipt of notice of any defect prior to the end of the applicable warranty period. SonoSite's warranties and obligations shall terminate without notice to the Distributor if the Products are (i) subjected to misuse, alteration, or improper installation, (ii) used in a configuration other than as specified in the documentation provided by SonoSite, or (iii) damaged or destroyed by casualty loss.

4.1.  Exclusive Warranty.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT,
      ------------------
SONOSITE MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE, OR SAMPLES PREVIOUSLY SUPPLIED. DURING THE TERM SONOSITE MAY EXTEND TO THE DISTRIBUTOR ADDITIONAL WARRANTIES PROVIDED THAT ANY SUCH EXTENTION OF WARRANTIES SHALL BE IN WRITING, SIGNED BY AN AUTHORIZED REPRESENTATIVE OF SONOSITE AND SHALL BE LABELED SPECIFICALLY AS A WARRANTY WITH REFERENCE TO THIS AGREEMENT.

4.2.  Limitation of Liability.   Except as provided in Sections 4.5, SonoSite
      ------------------------
shall not be liable to the Distributor for any special, indirect, incidental, or consequential damages resulting from any breach of any warranty or any other provision in this Agreement, or any liability of the Distributor to a third party including customers.

4.3.  Remedy.  Except as provided in Section 4.5, the Distributor's exclusive
      ------
remedy with respect to any Product not in compliance with the warranty above, and SonoSite's obligation and liability under the warranty above, is limited, at SonoSite's option, to repair or replacement of the Product, or, if any of the foregoing is commercially impractical, refund of the purchase price for the Product in question. The decision to provide any repair or to provide a replacement Product shall be at SonoSite's discretion. If SonoSite chooses to replace the Products under the warranty above, SonoSite will invoice the

Distributor for the full price of the replacement Product, then issue a credit to the Distributor upon the receipt of the defective Product. All Products for which the Distributor is making a claim under the warranty above must be returned promptly to SonoSite at SonoSite's expense, with all shipment and insurance charges prepaid. The Distributor must obtain a warranty control number prior to returning any defective Product. Replacement products provided by SonoSite will not count as additional Products toward Distributor's Minimum Purchase commitment.

4.4.  Indemnity by the Distributor.  The warranty is solely for the benefit of
      ----------------------------
the Distributor, and may be asserted only by the Distributor. The Distributor shall be solely responsible for any representations or warranties made by the Distributor to any customer with respect to the Products. The Distributor shall defend, indemnify, and hold harmless SonoSite and its officers, directors, employees, agents, and representatives from and against any and all claims, actions, damages, liens, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and legal costs) arising out of or in connection with (i) any misrepresentation by the Distributor, or any enlargement by the Distributor of the warranty for the Products, express or implied, which was not made or authorized by SonoSite in writing, or (ii) the Distributor's negligence or willful misconduct. The indemnity shall survive the expiration or termination of this Agreement.

4.5.  Indemnity by SonoSite.  Notwithstanding any provision to the contrary
      ---------------------
herein:

(1) SonoSite shall indemnify and hold harmless the Distributor, its subsidiaries or their respective customers against any third party claim based upon any infringement arising with respect to the Products or any part thereof, of any copyright, patent, trademark trade secret or other intellectual property right in the Territory, so long as: (i) SonoSite is notified promptly in writing of such claim; (ii) SonoSite controls the defense or settlement of the claim; and (iii) the Distributor cooperates reasonably and gives all necessary authority, information and assistance (at SonoSite's expense). SonoSite will pay all damages and costs finally awarded against the Distributor (including reasonable attorneys' fees), but SonoSite will not be responsible for any costs, expenses or compromise incurred or made by the Distributor without SonoSite's prior written consent. If the distribution of the Products or the right of customers to use the Products is enjoined, SonoSite will, in its sole discretion and at its own expense, procure for the Distributor the right to continue exercising the rights the Distributor hereunder with respect to the Products, replace same with non-infringing product with substantially the same utility as the original Product, modify the original Product so that it becomes non-infringing, or if SonoSite is unable to reasonably do any of the above, SonoSite will return and reimburse the Distributor the sum paid to SonoSite by the Distributor for the infringing Product. Notwithstanding the above, SonoSite shall have no responsibility for any claims arising from the (i) modification of the Product after the shipment to the Distributor, unless such modification was performed in accordance with SonoSite's directions, if such claim would have been avoided but for such modification; or (ii) combination of the Product with products not furnished by SonoSite directly or indirectly if such claim would have been avoided but for such combination.

(2) Further, SonoSite will indemnify and hold harmless the Distributor, its subsidiaries or their respective customers against any claim to the extent based upon any defects in SonoSite's design, manufacture, or instructions or warnings or cautions for the Products, any part thereof, so long as: (i) SonoSite is notified promptly in writing of such claim; (ii) SonoSite controls the defense or settlement of the claim; and (iii) the Distributor cooperates reasonably and gives all necessary authority, information and assistance (at SonoSite's expense). SonoSite will pay all damages and costs finally awarded against the Distributor (including reasonable attorneys' fees), but SonoSite will not be responsible for any costs, expenses or compromise incurred or made by the Distributor without SonoSite's prior written consent.



                             V.  PROPRIETARY RIGHTS

5.0.  Ownership.  The Distributor acknowledges that the Products contain
      ---------
valuable patent, copyright, trade secret, and other intellectual proprietary rights of SonoSite, or of SonoSite's suppliers (the "Intellectual Proprietary Rights"). No title to the Intellectual Proprietary Rights is transferred to the Distributor under this Agreement. The Distributor will not take, permit, or authorize any action (i) to contest, or assist others to contest, the validity of any Intellectual Proprietary Rights or SonoSite's ownership thereof, or (ii) that infringes any Intellectual Proprietary Rights.

5.1.  Limitations in Use.  This Agreement sets forth the entirety of the
      ------------------
Distributor's rights to use, market, distribute or otherwise deal with the Products. SonoSite reserves all rights under Intellectual Property Rights not expressly granted to the Distributor under this Agreement. The Distributor will not use any Intellectual Proprietary Rights for any purpose not permitted under this Agreement. Without limiting the generality of the foregoing, the Distributor shall not, directly or indirectly, (i) sell, publish, display, disclose, or otherwise make the Intellectual Proprietary Rights available to any third party (except as permitted under this Agreement), (ii) copy, translate, modify, reverse engineer, disassemble, decompile, or create derivative works based on any Intellectual Proprietary Rights, (iii) remove, obscure, or alter any notice of patent, copyright, trade secret, trademark, trade name, restricted rights, or other proprietary right appearing in or on any item included with the Products, or (iv) advertise, market or distribute the Products outside the Territory.

Distribution Agreement             9                               July 21, 1999

5.3.  Trademarks.  The Distributor shall, unless agreed otherwise in writing
      ----------
between the parties, distribute the Products under the trademarks of SonoSite, and may use the name and trademarks of SonoSite only in the manner approved in advance by SonoSite. SonoSite hereby grants Distributor a non-exclusive, non-transferable, royalty-free license, during the term of this Agreement, to use and display the SonoSite name and trademark in connection with the Products.
The Distributor shall not acquire any rights to SonoSite's name or to SonoSite's trademarks, and any goodwill accruing from Distributor's use of SonoSite's trademarks shall accrue to the sole benefit of SonoSite. Upon any termination or expiration of this Agreement, the Distributor shall immediately cease all use of the SonoSite name and trademarks.

5.4.  Confidentiality.   Neither party shall disclose, other than to its
      ---------------
subsidiaries, contractors or sub-distributors, or the employees thereof, as may be necessary to perform this Agreement, and shall use the same efforts as it uses to protect from disclosure its proprietary and confidential information of the similar nature (but not less than reasonable efforts) any technical, trade, financial, marketing, sales or other information obtained from the other party which is not generally known to the public, or which is marked as confidential or proprietary ("Confidential Information"). Notwithstanding the foregoing, the receiving party shall have no obligation to protect from disclosure information which (i) is or becomes part of the public domain through no fault of the receiving party (ii) was in the possession of the receiving party without restriction on its use or disclosure, or (iii) is independently developed by the receiving party without reference to any Confidential Information. The provisions of this section shall survive the expiration or termination of this Agreement.

5.6.  Limitation of Liability.  Without limiting the liability of SonoSite for
      -----------------------
indemnification claims arising under Section 4.5(1), the liability of SonoSite or SonoSite's suppliers arising out of or in any way connected with this Agreement, and notwithstanding any fault, negligence, strict liability, or Product liability of SonoSite or of SonoSite's suppliers shall not exceed
[*] per occurrence.


                           VI.  TERM AND TERMINATION

6.0.  Term.  The term of this Agreement shall commence on the Effective Date,
      ----
and shall extend until [*], provided that the term of this Agreement shall automatically be extended by successive [*] periods unless either party has provided written notice to the contrary to the other party at least three (3) months prior to each expiration date, subject to the termination provisions of this Agreement. Minimum purchase obligations and price terms for renewal terms will be mutually agreed upon by the parties at least three (3) months prior


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Distribution Agreement               10                            July 21, 1999
to the expiration of the initial term or any renewal term. Should the parties fail to agree upon applicable minimum purchase and price terms at least three
(3) months prior to the end of the initial or any renewal term, the agreement will expire upon the end of such initial or renewal term, as applicable.

6.1.  Termination.  This Agreement may be terminated by either party
      -----------
("Terminating Party"), in whole or in part, upon thirty days' notice if the other party ("Defaulting Party") (a) defaults in the performance of any of its obligations under this Agreement and fails to cure such default within thirty
(30) days after receiving Terminating Party's written notice thereof; (b) becomes insolvent or is the subject of any bankruptcy or similar proceeding; (c) is acquired by or acquires a competitor of the Terminating Party; (d) in the case that the Distributor sells products that substantially similar to the Products and compete directly with the Products without the written consent of SonoSite, provided that SonoSite understands and agrees that Olympus has a business [*]; (e) engages in any dishonest or unethical act, or in conduct detrimental to the business or reputation of Terminating Party.

6.2.  Termination Rights.  The termination of this Agreement shall not affect
      ------------------
any rights either party has accrued at the time the termination becomes effective, including the Distributor's right to conclude sales of Products where the selling process has been initiated prior to the termination, provided the purchase order is placed with and accepted by SonoSite within two months of termination. The Distributor shall not make any claim for any indemnity or other damages resulting from the expiration or termination of this Agreement and waives any rights to indemnity provided under any laws now or hereafter in effect, including without limitation laws in the Territory. Upon termination by either party, the Distributor will return to SonoSite all price lists, promotional materials, and service manuals provided by SonoSite without any charge, price or fee, and all other property, Products, proprietary materials and all copies of the foregoing belonging to or provided to the Distributor as a result of this Agreement, if provided without any charge, price or fee. The Distributor shall promptly pay to SonoSite the remaining balance already due upon the termination of this Agreement. Except where this Agreement is terminated for Distributor's material breach, the Distributor may sell all inventory of the Products and Demo Products according to the applicable provisions in this Agreement after the termination or expiration of this Agreement for a period of up to one year after such termination or expiration. The Minimum Purchase for the last year shall not be binding on either party in any manner if this Agreement terminates or prior to scheduled termination date.

6.3.  Goodwill.  In consideration of SonoSite's entering into this Agreement, as
      --------
of the date of the expiration or the termination of this Agreement, the Distributor shall be deemed to have assigned, transferred, and conveyed back to SonoSite


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Distribution Agreement                11                           July 21, 1999
all right, title, equity, and goodwill relating to SonoSite's trademark or SonoSite's name in the Territory.


                              VII.  MISCELLANEOUS

7.0.  Force Majeure.  Neither party shall be liable for any failure or delay in
      -------------
performing its obligations under this Agreement that is caused by flood, fire, earthquakes, strike, war, governmental action, or other cause reasonably beyond the reasonable control of the party, provided that the party takes diligent action to perform its obligations as promptly as possible after the condition has abated, and further provided that the party unable to perform promptly notifies the other party of the reason for the delay or failure of performance.

7.1.  Notices.  All notices required or permitted to be given under this
      -------
Agreement shall be effective when received and sent by confirmed facsimile, or by Federal Express, DHL, or a comparable international courier for delivery to the other party at the following address, or to another address as the party to receive the notice so designates by written notice to the other:

If to the Distributor:
     Olympus Optical Co, Ltd
     2951 Ishikawa-cho Hachioji-shi
     Tokyo 192-8507 Japan
           Attn:  Chief Manager, Ultrasound Products Department

If to SonoSite:
     SonoSite, Inc.
     19807 North Creek Parkway, Suite 200
     Bothell, Washington 98011-8214
     United States of America
            Attn:  Vice President
                   Global Distribution

7.2.  Assignment.  Neither this Agreement nor any rights or obligations arising
      ----------
hereunder may be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this agreement without the other party's consent to a successor by way of merger, acquisition, consolidation, corporate reorganization or sale of all or substantially all of the assets to which this Agreement pertains. Subject to the foregoing, this Agreement will be fully binding upon and inure to the benefit of the parties and their respective successors and assigns.

7.3.  Law.  This Agreement and all purchase orders under this Agreement shall be
      ---
governed and interpreted in accordance with the law of the State of New York, U.S.A, without reference to its principles regarding conflicts of law. The

Distribution Agreement                12                           July 21, 1999
provision of the 1980 United Nations Convention on Contracts for the International Sale of Goods, or any successor thereto, will not apply.

7.4.  Arbitration.  Any dispute, controversy, or claim, whether based on
      -----------
contract, tort, or other legal theory which is not settled during the period set forth below, shall be submitted to arbitration as follows:

     (a) The arbitration shall be conducted by a committee of three arbitrators under the then current Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The arbitration proceedings shall be conducted in the English language and shall be held in London, United Kingdom, or such other place as agreed upon by the parties.

     (b) The party desiring to submit a dispute to arbitration shall first give written notice to the other party regarding the matter in issue. If the parties do not resolve the dispute within thirty days from the date of the notice, the party desiring to submit a dispute (the "Claimant") shall appoint one arbitrator and notify the other party of the name and address of the appointed arbitrator. The party receiving the notification shall appoint an arbitrator within thirty days from receipt of the notice. The two arbitrators appointed by the parties shall appoint a third arbitrator who shall act as chairman of the arbitration committee. All arbitrators chosen shall be familiar with business issues related to international business, and shall be fluent in the English language.

     (c) The arbitration committee shall decide the matter by majority vote in accordance with the wording of this Agreement and the laws of the State of Washington. The arbitrators shall state in writing the reason for their decision and shall determine the award, if any, to be granted the Claimant and the other party. The written decision of the arbitration committee shall be issued within thirty days from close of the arbitration proceedings. The decision and award shall be final and binding, and the award may be entered in any court having jurisdiction for purposes of enforcement. The arbitration committee shall not be authorized to award punitive or exemplary damages to any party. The arbitration committee shall determine which party shall bear the expenses of the arbitration, or in what proportion such expenses shall be shared. Reasonable attorneys' fees and other expenses may be awarded to either party.

     (d) Notwithstanding the foregoing, either party shall have the right to commence and prosecute any legal or equitable action or proceeding in any court of competent jurisdiction to obtain injunctive or other equitable relief in the event that, in the opinion of that party, such action is necessary to prevent irreparable harm to that party.

Distribution Agreement                 13                          July 21, 1999

7.5.  Non-waiver.  The failure by either party at any time to enforce any of the
      ----------
terms or conditions of this Agreement shall not constitute or be construed as a waiver of such terms and conditions. Either party expressly reserves the right to enforce the terms and conditions at any time.

7.6.  Entire Agreement.  This Agreement, along with the attachments, sets forth
      ----------------
the entire understanding and agreement between the parties regarding the subject matter of this Agreement, and supersedes any and all prior agreements between the parties. No amendment of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party to be bound.
Should any clause of this Agreement be rendered illegal or unenforceable, the remainder of the Agreement shall continue in full force and effect.

7.7.  Independent Contractor.  Each party is and shall remain an independent
      ----------------------
contractor, and not an employee, agent, or franchisee of the other party. Neither party shall represent or hold itself out in any other capacity, and shall create or assume any obligation on behalf of the other party. Each party is solely responsible for the employment, direction, and control of its employees.


The Distributor                                     SonoSite, Inc.
By: /s/ Takas Tsukaya                               By: /s/ Kevin Goodwin
    -------------------------                           --------------------------

Name: Takas Tsukaya                                 Name: Kevin Goodwin
      ------------------------                            ------------------------

Title: Head of Ultrasound Business Unit             Title: President & CEO
       --------------------------------                    -----------------------

Date: July 21, 1999                                 Date: July 21, 1999
      -------------                                       ------------------------

Distribution Agreement                  14                         July 21, 1999

                                  ATTACHMENT A


Products, Territory, and Prices

Products:   SonoSite 180 hand-carried ultrasound system, C60 5-2 MHZ transducer
--------
for use with SonoSite 180 hand-carried ultrasound system, ICT 7-4 MHZ transducer for use with SonoSite 180 hand-carried ultrasound system.

Territory:
---------

The geographic area shall be [*].

Prices:
------
      Product Prices: SonoSite 180 hand-carried ultrasound system with Color
      --------------
      Power Doppler, universal AC power supply/battery charger, external ports and cables for video output and printer, user manual, S.I.T.E. SonoKnowledge Education Package including: CME accredited materials on video and CD-ROM, and video operational manual- [*]

      C60 5-2 MHZ transducer for use with SonoSite 180 hand-carried ultrasound system- [*]

      ICT 7-4 MHZ transducer for use with SonoSite 180 hand-carried ultrasound system- [*]

      SonoStand mobile work platform- [*]

      Desktop stand- [*]

      Dual Battery Charger- [*]

      Extra Power Supply- [*]

      Extra Battery- [*]

      Video Cable- [*]

      Printer Control Cable- [*]

      Carry Case- [*]


     Demonstration Product Prices:  The Demonstration Product transfer prices
     ----------------------------
will be the Product Prices above [*].


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Distribution Agreement                 15                          July 21, 1999

                                  ATTACHMENT D

                Minimum Purchases, Demo Products, and Inventory


Minimum Purchases:
-----------------

During the term of this Agreement, the Distributor shall purchase at least [*] Products (with each Product consisting of one user interface and at least one transducer).

Demo Products:
-------------

During the term of this Agreement, the Distributor shall purchase at least [*] Demo Products (with each Demo Product consisting of one user interface and at least one transducer).

Product Inventory:
-----------------

During the term of this Agreement, the Distributor shall purchase and maintain new product inventory of at least [*] of each of the Products in Attachment A.


Service Spares and Replacement Parts:
------------------------------------

During the term of this Agreement, the Distributor shall purchase and maintain an inventory of service spares and replacement parts as follows:

Installed     Service Spares      Replacement
  Base            Kits            Parts Kits
---------     --------------      -----------
   *               *                   *
   *               *                   *
   *               *                   *
   *               *                   *
   *               *                   *
   *               *                   *
---------     --------------      -----------


The Service Spare Kit shall consist of one (1) of each of the Products in Attachment A. The Replacement Parts Kit will be defined as a part of the Service Procedures and Standards.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Distribution Agreement              16                             July 21, 1999